Exhibit (j.2)

MANAGERS TRUST I

MANAGERS TRUST II

THE MANAGERS FUNDS

MANAGERS AMG FUNDS

POWER OF ATTORNEY

KNOW ALL PERSON’S BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Christine C. Carsman, Donald S. Rumery, John Streur, and Keitha L. Kinne (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign any and all Registration Statements on Form N-1A, any other registration statement and any pre- and post-effective amendments and supplements thereto under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, of Managers Trust I, Managers Trust II, The Managers Funds and Managers AMG Funds (the “Trusts”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trusts, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Jack W. Aber	March 6, 2008
Jack W. Aber, Trustee	Date

/s/ William E. Chapman, II	March 7, 2008
William E. Chapman, II, Trustee	Date

/s/ Nathaniel Dalton	March 7, 2008
Nathaniel Dalton, Trustee	Date

Exhibit (j.2)

/s/ Edward J. Kaier	March 7, 2008
Edward J. Kaier, Trustee	Date

/s/ Steven J. Paggioli	March 6, 2008
Steven J. Paggioli, Trustee	Date

/s/ Eric Rakowski	March 7, 2008
Eric Rakowski, Trustee	Date

/s/ Thomas R. Schneeweis	March 7, 2008
Thomas R. Schneeweis, Trustee	Date

/s/ John Streur	March 6, 2008
John Streur, Trustee and President	Date

/s/ Donald S. Rumery	March 6, 2008
Donald S. Rumery, Treasurer and Chief Financial Officer	Date